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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 333-41415 on Form S-3 and Registration Statement Nos. 333-51193, 33-60093, 33-60091, 33-59091, 33-58148 and 33-58146 on Form S-8 of The Warnaco Group,
Inc. of our report dated March 3, 2000, appearing in this Annual Report on Form 10-K/A of The Warnaco Group, Inc. for the year ended January 1, 2000.


Deloitte & Touche LLP

New York, New York
March 31, 2000